EXHIBIT 99.2

                             STOCK OPTION AGREEMENT


         THIS AGREEMENT made as of the ___ day of ______, _______ BETWEEN:

         PRUDENTIAL STEEL LTD., a corporation incorporated under the laws of the Province of Alberta and having its head office at the City of Calgary, in the Province of Alberta (hereinafter called the "Corporation")

                                                              OF THE FIRST PART

                                                  -and-

         _________________, of the City of Calgary, in the Province of Alberta (hereinafter called the "Optionee")

                                                            OF THE SECOND PART.


         WHEREAS the Corporation has established a Stock Option Plan, as amended and restated, providing for the grant to individual employees and members of the board of directors of the Corporation of options to purchase common shares of the Corporation upon and subject to the terms and conditions set out in such Plan; and

         WHEREAS, the directors of the Corporation have authorized the grant to the Optionee of the option specified in and upon the terms and conditions contained in this Agreement.

         WITNESSETH AS FOLLOWS:

Grant of Option

1. The Corporation hereby agrees to issue and sell to the Optionee, at the option of the Optionee, at a price of $_______ of lawful money of Canada per share, during the periods and upon and subject to the terms and conditions hereinafter set out, _______ common shares of the Corporation.

Exercise of Option

2. Subject to paragraphs 3 and 4, the Option shall be exercisable by the Optionee on each of first, second and third anniversaries of the date of this Agreement as to ____________ of the number of common shares optioned pursuant to paragraph 1, or any lesser number of common shares then covered hereby, by written notice given to the Corporation specifying the number of common shares in respect of which the Option is being so exercised at such time, accompanied by a certified cheque (payable at par in Calgary, Alberta) in payment for such common shares at the price per share specified in paragraph 1, whereupon the purchase pursuant to the Option of the common shares so specified shall be deemed for all purposes to have been completed and the Option exercised to such extent.

3.  Notwithstanding paragraph 2:

         (a) in the event that the Optionee dies either during employment or after retirement, or that a notice is delivered to the Optionee pursuant to paragraph 8, the Optionee or the Optionee's legal personal representatives shall be entitled, from and after the date of such death or the date of such delivery (as the case may be) until the expiry of the Option pursuant to paragraph 6, to exercise the Option with respect to all of the common shares optioned pursuant to paragraph 1;

         (b) in the event that the Optionee retires prior to the third anniversary of this Agreement, the Optionee shall be entitled to exercise the Option at the times set out in paragraph 2, until the expiry of the Option pursuant to paragraph 6; and

         (c) in the event that the employment of the Optionee terminates for any reason other than death or retirement, the Optionee shall be entitled to exercise the Option during the 90-day period specified in paragraph 6, only with respect to that number of common shares in respect of which he was entitled to exercise the Option on the effective date of such termination.

4. Notwithstanding any other provision of this agreement, the Option may not be exercised during the period (i) commencing with the announcement of an offeror's intention to make a formal bid, which is a takeover bid for the Corporation and
(ii) ending on the expiry of such takeover bid, unless the directors issue a directors' circular which recommends acceptance of the takeover bid.

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5.  The Option is  non-assignable, and shall be exercisable only by the Optionee or the legal personal representative or representatives of the Optionee.

6.  The term of the Option shall expire on:

         (a)   the tenth anniversary of the date of this Agreement;]

         (b) the expiry of 270 days following the death of the Optionee (regardless of whether the Optionee died during employment or after retirement);

         (c) the period specified in a notice given pursuant to paragraph 8 hereof;

         (d)   the third  anniversary of the date of retirement of the Optionee;
               and

         (e)   90 days following the termination of employment of the Optionee;

whichever shall first occur.

Corporate Reorganizations

7.  If at any time after:

         (a) a reconstruction, reorganization or recapitalization of the Corporation, or its consolidation, amalgamation or merger into or with another corporation, or the sale of all or substantially all of the assets of the Corporation; or

         (b) a consolidation, subdivision, reclassification or other change of or affecting the common shares, or the issue of further shares as a stock dividend;

the directors of the Corporation shall determine that, in order to preserve as nearly as may be possible the original scope and intent of this Agreement, the Option should thereafter cover a different class and/or number of shares and/or should be exercisable at a different option price per share, the Corporation shall give notice to the Optionee designating such new class, number and/or price, whereupon this Agreement shall, without further act or formality, be thereby amended accordingly; and any notice so given by the Corporation pursuant to a determination so made by its directors shall be final and binding for all purposes of this Agreement.

8. Wherever the Corporation shall propose to take any of the steps referred to in subparagraph (a) of paragraph 7 hereof, the Corporation shall have the right to give written notice to the Optionee or the legal personal representative or representatives of the Optionee, as the case may be, specifying a period (not shorter than 30 days following the delivery of such notice) at the expiry of which the Option shall terminate, whereupon the Option shall terminate accordingly at the expiry of such period.

Definitions

9.  In this Agreement:

         "Act" means the Securities Act (Alberta) and the regulations thereto, as the same may be amended or reenacted from time to time;

         "common shares" means the common shares of the capital stock of the Corporation as constituted as the date hereof;

         "employment" means full-time employment with the Corporation;

         "formal bid" has the meaning ascribed in the Act;

         "Option" means the agreement of the Corporation to issue and sell common shares pursuant to paragraph 1 hereof at the option of the Optionee;

         "retirement" means the retirement from employment of the Optionee in accordance with the policies and plans of the Corporation then in effect; and

         "takeover bid" has the meaning ascribed in the Act, and includes a takeover bid which is defined in the Act as an exempt takeover bid.

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Notices

10. Any notice to be given pursuant to the provisions hereof shall be deemed to have been validly given if reduced to writing and either mailed by prepaid ordinary post or delivered to the party to whom the same is to be given at the following applicable address:

         The Corporation                   Corporate Secretary
                                           Prudential Steel Ltd.
                                           1800 Sun Life Plaza
                                           140 - 4 Avenue SW
                                           Calgary, AB T2P 3N3

         The Optionee or the
         legal representative or
         representatives of the
         Optionee

or at such other address as the party to whom the same is to be given shall have theretofore designated by notice given in the manner specified in this paragraph; and any such notice shall be deemed to have been given on the day of delivery thereof or on the day following the day of mailing thereof in Canada, as the case may be.

Applicable Law

11. This Agreement and the provisions hereof shall be governed by and construed according to the laws of the Province of Alberta.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date as of which this Agreement is stated to have been made on the first page, which is hereby expressed to be the date of execution and delivery hereof.

                                          PRUDENTIAL STEEL LTD.



                                           By:
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